                                                                     Exhibit 4.3

                                                                       Exhibit B

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE (UNLESS WAIVED).

                            GENOME THERAPEUTICS CORP.

                                PURCHASE WARRANT
                                ----------------

                    WARRANT ("WARRANT") TO PURCHASE SHARES OF
                     COMMON STOCK, $0.10 PAR VALUE PER SHARE

         This is to certify that, FOR VALUE RECEIVED, [________________________] ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Genome Therapeutics Corp., a corporation organized under the laws of The Commonwealth of Massachusetts ("Company"), at any time and from time to time during an exercise period commencing on or after the first conversion or redemption under the Related Note (as defined below) and ending on a date on or prior to December 31, 2008 ("Expiration Date") as described in Section 3(a) below, all or a portion of up to [PRO RATA SHARE OF 487,500] shares ("Warrant Shares") of Common Stock, $0.10 par value ("Common Stock"), of the Company, at an exercise price per share equal to $8.00, subject to adjustment as provided herein (the exercise price in effect from time to time hereafter being herein called the "Warrant Price").

         This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder, and, pursuant to the Purchase Agreement, has been issued in conjunction with a Note (as defined in the Purchase Agreement) issued to the Warrantholder on or about the date hereof (the "Related Note"). Capitalized terms used herein and not defined herein shall have the meaning specified in the Purchase Agreement or the Related Note.

         Section 1. Registration.  The Company shall maintain books for the
                    ------------
transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

         Section 2. Transfers. As provided herein, this Warrant may be
                    ---------
transferred only (1) pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder, and (2) concurrently with a transfer (to the same transferee) of the Related Note in accordance with the transfer provisions of the Related Note. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

         Section 3. Exercise of Warrant
                    -------------------

         (a)   Exercise Periods. This Warrant shall have multiple exercise
               ----------------
periods (each an "Exercise Period") corresponding to different tranches of Warrant Shares (each a "Tranche"). Upon each conversion of the Related Note (whether voluntary or mandatory), the number of Warrant Shares equal to 26% of the number of Underlying Shares issued or issuable upon such conversion shall constitute a separate Tranche hereunder. The Exercise Period for each Tranche shall commence on the Conversion Date applicable to such Tranche and terminate on the fourth (4th) anniversary of such Conversion Date. This Warrant may be exercised for up to the number of Warrant Shares included within a Tranche at any time and from time to time during the Exercise Period applicable to such Tranche. Upon any redemption or repayment of the Related Note in whole or in part (not including repayment of the Related Note on the original Maturity Date and not including any redemption pursuant to Section 3(k) of the Related Note) and upon the failure by the Company to pay all amounts due under the Related Note on the Maturity Date, any Warrant Shares (or in the case of a partial redemption, the proportionate part thereof) hereunder which are not yet exercisable shall become immediately exercisable, and the Exercise Period for such Warrant Shares shall commence on such redemption or Maturity Date, as the case may be, and terminate on the fourth (4th) anniversary of such redemption or Maturity Date, respectively. (If the Company is required to redeem the Related
Note in accordance with its terms but fails to do so, such Related Note shall be deemed redeemed as of the scheduled redemption only for purposes hereof.)

         (b)   Exercise Procedure. Subject to the foregoing and the other
               ------------------
provisions hereof, the Warrantholder may exercise this Warrant from time to time by (i) delivering (which may be by fax) a duly executed Warrant Exercise Form in the form attached hereto (the "Exercise Agreement") to the Company on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and (ii) making payment to the Company either (A) in cash, by certified or official bank check or by wire transfer of immediately available funds for the account of the Company, of the Warrant Price for the Warrant Shares specified in the Exercise Agreement or (B) by delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or such holder's designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be promptly delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall (subject to Section 3(d) below), at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

         (c)   Cashless Exercise. To effect a "Cashless Exercise", the
               -----------------
Warrantholder shall indicate on the Exercise Agreement notice of the holder's intention to do so, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Warrant Price in cash, the holder shall surrender this Warrant or the portion hereof being exercised for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Fair Market Price per share of the Common Stock and the Warrant Price, and the denominator of which shall be the then current Fair Market Price per share of the Common Stock. For this purpose, the "Fair Market Price" of the Common Stock shall be the closing price of the Common Stock as reported by the Nasdaq National Market (or other exchange or market on which the Common Stock is principally traded) on the trading day immediately preceding the date of the Exercise Agreement.

         (d)   Book-Entry. Notwithstanding anything to the contrary set forth
               ----------
herein, so long as any Notes remain outstanding, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. The Warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.

         Section 4. Compliance with the Securities Act. Neither this Warrant nor
                    ----------------------------------
the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale pursuant to the Registration Rights Agreement or until Rule 144(k) under the Securities Act is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

         Section 5. Payment of Taxes.  The Company will pay any documentary
                    ----------------
stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the

Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

         Section 6. Mutilated or Missing Warrants. In case this Warrant shall be
                    -----------------------------
mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

         Section 7. Reservation of Common Stock. The Company hereby represents
                    ---------------------------
and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the maximum potential exercise of the rights of purchase represented by the Warrant (without regard to the limitations on exercise set forth herein), and the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

         Section 8. Warrant Price.  The Warrant Price,  subject to adjustment
                    -------------
as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

         Section 9. Adjustments.  Subject and  pursuant to the  provisions  of
                    -----------
this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

         (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant (whether or not then exercisable), such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant (whether or not then exercisable), had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock (as defined below), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. For this purpose, the "Fair Market Value" of the Common Stock shall be the closing price of the Common Stock as reported by the Nasdaq National Market (or other Principal Market) on the Trading Day immediately preceding such event.

         (d)   In the event that the Company or any of its subsidiaries
(A) issues or sells any Common Stock or Convertible Securities or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price which is less than the greater of (I) the closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Closing Price"), or (II) the Warrant Price, then in each such case the Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Warrant Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
(2) the number of shares of Common Stock which the aggregate consideration received by the Company from Persons other than the holders of Warrants for such additional shares would purchase at such Closing Price or Warrant Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale (excluding any shares outstanding or deemed outstanding which were issued or deemed issued to the holders of Warrants as part of such issue or sale). Upon consummation of a Change in Control Transaction (as defined in the Notes), the provisions of clause (I) in the first sentence of this Section 9(d) shall cease to have any further force or effect.

         The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities in any transaction described in clauses
(i) through (viii) of the definition of Excluded Transaction (as defined in the Notes) or in any transaction described in clause (ix) of the definition of Excluded Transaction where the Per Share Selling Price is greater than the then applicable Warrant Price.

         For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

         For purposes of this Section 9(d), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Warrant Price shall be used.

         (e)   An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

         (f)   In the event that, as a result of an adjustment made pursuant to
Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

         (g) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Warrant Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

         (h) All adjustments pursuant to this Section 9 shall be made pro rata among Tranches.

         Section 10. Fractional Interest. The Company shall not be required to
                     -------------------
issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

         Section 11. Benefits. Nothing in this Warrant shall be construed to
                     --------
give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         Section 12. Notices to Warrantholder. Upon the happening of any event
                     ------------------------
requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

         Section 13. Identity of Transfer Agent.  The Transfer Agent for the
                     --------------------------
Common Stock is:

                     EquiServe Trust Company, N.A.
                     150 Royall Street
                     Canton, MA  02021
                     Telephone:  781-575-2000
                     Fax:  781-575-2420

         Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

         Section 14. Notices. Any notice pursuant hereto to be given or made by
                     -------
the Warrantholder to or on the Company shall be sufficiently given or made personally or if sent by an internationally recognized courier by next day or two day delivery service, addressed as follows:

                     Genome Therapeutics Corp.
                     100 Beaver Street
                     Waltham, Massachusetts  02453
                     Telephone:   (781) 398-2300
                     Fax:         (781) 893-8277
                     Attention:   Stephen Cohen, CFO

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

         Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.

         Section 15. Registration Rights. The initial holder of this Warrant is
                     -------------------
entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

         Section 16. Successors.  All the covenants and provisions  hereof by or
                     ----------
for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

         Section 17. Governing Law. This Warrant shall be deemed to be a
                     -------------
contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

         Section 18. 9.9% and 19.9% Limitations.
                     --------------------------

         (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Securities Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change of Control Transaction.

         (b) Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the holders of all Warrants, together with the number of shares issued under all the Notes, shall not exceed 19.9% of the number of shares of Common Stock outstanding on the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "Maximum Common Stock Issuance"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company. Each holder of Warrants shall be entitled to receive the number of Warrant Shares, together with its Underlying Shares under the Related Note held by it, equal to such holder's pro rata share of the Maximum Common Stock Issuance (based upon its aggregate Purchase Price under the Purchase Agreement). Once a holder has received its total pro rata share upon conversion of its Notes and exercise of its Warrants, and if the Company shall not have complied with its obligations to obtain the stockholder approval described below by the date set forth below, it shall have the right to compel the Company to redeem its remaining Notes and Warrants at a price equal to the Mandatory Redemption Price (as defined in below). If a holder has converted and exercised all of its Notes and Warrants, but has not depleted the total number of pro rata shares allocated to it hereunder, its remaining pro rata shares shall be reallocated amongst the other holder still holding Notes and Warrants on a pro rata basis. If at any point in time and from time to time (each a "Trigger Date") the number of Underlying Shares issued pursuant to conversion of the Notes and exercise of the Warrants, together with the number of Underlying Shares that would then be issuable by the Company in the event of conversion of all the Notes and exercise of all the Warrants then outstanding, would exceed the Maximum Common Stock Issuance but for this Section 3(j)(B), then the Company shall, at the Company's election, either (A) promptly call a shareholders meeting to obtain shareholder approval for the issuance of Underlying Shares and Warrant Shares in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 90 days of the Trigger Date, or (B) purchase from the holders of Notes and Warrants on a pro rata basis such Notes and Warrants to the extent that they cannot be converted or exercised (such number of Warrant Shares which would, if permitted to be issued, exceed the holder's pro rata share of the Maximum Common Stock Issuance is hereinafter referred to as "Excess Shares"). Within ten (10) days following any occurrence of Excess Shares (if no shareholder approval is sought) or after the expiration of the 90-day period to obtain shareholder approval (if shareholder approval is sought and not obtained), the Company shall promptly pay to the Warrantholder, in lieu of the Warrantholder's right to receive such Excess Shares, an amount equal to 100% of the difference between (a) the number of Excess Shares multiplied by the closing sale price per share of Common Stock on the Principal Market on the trading day immediately preceding the date of the exercise of this Warrant, and (b) the aggregate exercise price for such Excess Shares. Only shares of Common Stock acquired pursuant to the Purchase Agreement (including Underlying Shares and Warrant Shares) will be included in determining whether the limitation contained herein would be exceeded for purposes of this
Section 18(b). (Redemption of the Related Note shall be governed by the terms set forth therein.)

         Section 19. Replacement Warrants. The Company agrees that within ten
                     --------------------
(10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant and the number of Warrant Shares into which this Warrant is or may become exercisable shall be appropriately specified in the Warrant. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

         Section 20. Absolute Obligation to Issue Warrant Shares. The Company's
                     -------------------------------------------
obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof (other than a waiver of the issuance or delivery of shares), the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim or recoupment, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of March __, 2002.

                                              GENOME THERAPEUTICS CORP.

                                              By:
                                                 ______________________________
                                              Name:
                                              Title:



Attest:

Sign:
      ------------------------------------
Print Name:

                            GENOME THERAPEUTICS CORP.
                              WARRANT EXERCISE FORM

Genome Therapeutics Corp.
100 Beaver Street
Waltham, Massachusetts 02453
Telephone:    (718) 398-2300
Fax:          (718) 893-8277
Attention:    Stephen Cohen, CFO

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by (CHECK AS APPLICABLE):

         [ ] payment by cash, wire transfer or certified check,

         [ ] Cashless Exercise of the within Warrant pursuant to Section 3(c) of the Warrant,

_______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                                     Name:
                                              ----------------------------------
                                     Address:
                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares (subject to book-entry) be delivered to the undersigned.

         In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Dated:                                        Signature:
      ------------------                               -------------------------

                                              ----------------------------------
                                              Name (please print)

                                              ----------------------------------
                                              Address
---------
* NOTE: If exercise of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.